UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

AmeriCredit Corp.

Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 25, 2008, AmeriCredit Financial Services, Inc. and AFS SenSub Corp. (together, “AmeriCredit”), subsidiaries of AmeriCredit Corp. (the “Company”), entered into agreements with Wachovia Capital Markets, LLC and Wachovia Bank, National Association (together, “Wachovia”), to establish two funding facilities under which Wachovia will provide funding of up to $117.7 million, subject to the satisfaction of certain terms and conditions and during the one year term of each facility, secured by asset-backed securities as collateral. Under these funding facilities, AmeriCredit may secure funding of up to (i) $48.9 million by pledging AA/Aa2-rated asset-backed securities (the “Class B Notes”) as collateral and (ii) $68.8 million by pledging A/A3-rated asset-backed securities (the “Class C Notes”) as collateral. Under these funding facilities, AmeriCredit will retain the Class B Notes and the Class C Notes issued in a securitization transaction on its AmeriCredit Automobile Receivables Trust shelf and then will sell the retained notes to a special purpose subsidiary, which in turn will pledge such retained notes as collateral to secure the fundings under the two facilities.

The description of the agreements with Wachovia is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the agreements attached as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K, which are incorporated herein by reference.

In connection with the agreements, the Company has paid an upfront fee of approximately $1.8 million and has issued to a Wachovia affiliate a warrant to purchase 1 million shares of the Company’s common stock. Reference is made to Item 3.02 of this Form 8-K, which is incorporated by reference into this Item 1.01 for information regarding the warrant.

Wachovia has provided administrative services and extended credit to AmeriCredit in connection with warehouse credit facilities, has provided and may provide underwriting services to AmeriCredit in connection with securitization transactions and has also provided investment banking services, for which AmeriCredit has paid and may pay customary fees and expenses.

Item 3.02	Unregistered Sales of Equity Securities

On September 25, 2008, the Company issued a warrant to Wachovia Investment Holdings, LLC (the “Warrant”) pursuant to which Wachovia Investment Holdings, LLC may purchase up to 1 million shares of common stock of the Company (the “Common Stock”). The Warrant was granted in connection with the agreements described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. The Warrant may be exercised on or before September 24, 2015 at an exercise price of $13.55 per share, which is equal to 120% of the volume weighted average trading price of the Common Stock on the New York Stock Exchange on September 24, 2008. The Warrant contains anti-dilution provisions and other customary provisions. The Warrant also requires the Company to file a registration statement for the resale of the Common Stock that may be issued upon the exercise of the Warrant.

The description of the Warrant is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the Warrant attached as Exhibit 10.3 to this Form 8-K, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Loan and Security Agreement, dated September 25, 2008, among AmeriCredit Class B Note Funding Trust, AmeriCredit Financial Services, Inc., AFS SenSub Corp., Wachovia Bank, National Association, Wachovia Capital Markets, LLC, and Wells Fargo Bank, National Association

10.2	Loan and Security Agreement, dated September 25, 2008, among AmeriCredit Class C Note Funding Trust, AmeriCredit Financial Services, Inc., AFS SenSub Corp., Wachovia Bank, National Association, Wachovia Capital Markets, LLC, and Wells Fargo Bank, National Association

10.3	Warrant, dated September 25, 2008, issued by AmeriCredit Corp. to Wachovia Investment Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: October 1, 2008	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
10.1	Loan and Security Agreement, dated September 25, 2008, among AmeriCredit Class B Note Funding Trust, AmeriCredit Financial Services, Inc., AFS SenSub Corp., Wachovia Bank, National Association, Wachovia Capital Markets, LLC, and Wells Fargo Bank, National Association

10.2	Loan and Security Agreement, dated September 25, 2008, among AmeriCredit Class C Note Funding Trust, AmeriCredit Financial Services, Inc., AFS SenSub Corp., Wachovia Bank, National Association, Wachovia Capital Markets, LLC, and Wells Fargo Bank, National Association

10.3	Warrant, dated September 25, 2008, issued by AmeriCredit Corp. to Wachovia Investment Holdings, LLC